                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE (the "Amendment") dated as of the 20th day of June, 2006 (the "Effective Date") by and between CHESTERBROOK PARTNERS, LP, a Delaware limited partnership (hereinafter referred to as "Landlord") and INTERNET CAPITAL GROUP OPERATIONS, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                                WITNESSETH THAT:

     WHEREAS, Landlord as successor in interest to FV Office Partners, L.P. is the owner of that certain office building and surrounding appurtenant facilities located at 690 Lee Road, Chesterbrook Corporate Center(R), Wayne, PA ("the Building");

     WHEREAS, Landlord leases certain premises at the Building to Tenant pursuant to that certain Lease dated June 30, 2003 as amended by a First Amendment to Lease dated as of November 20, 2003 (collectively, the "Lease") whereby Tenant occupies approximately 7,475 rentable square feet of office space (the "Existing Premises") being more particularly described therein;

     WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter set forth; and

     THEREFORE, for good and valuable consideration, receipt of which is acknowledged, intending to be legally bound, Landlord and Tenant agree as follows:

     1. Effective as of the Construction Completion Date (as hereinafter defined): (i) Landlord shall deliver to Tenant possession of additional premises (the "Expansion Premises") containing approximately 3,529 rentable square feet on the second floor of the Building as more particularly described on the plan comprising Exhibit "A"; (ii) the Tenant's proportionate share shall be increased to 15.043%; and (iii) for calculation and all other purposes of the Lease the Premises (as such term is defined in the Lease) shall consist of the Existing Premises and the Expansion Premises in the aggregate and the amount of rentable square feet in the Premises shall be deemed to be approximately 11,004.

     2. Landlord shall, at Landlord's sole cost and expense, cause the Expansion Space to be improved in accordance with Polek-Schwartz Space Plan SK-4 dated June 7,2006 a copy of which comprises Exhibit "B" (the "Tenant Construction Plans"). Landlord will make commercially reasonable efforts to use materials in connection with the finishes in the Expansion Premises consistent with those utilized in the Existing Premises including Alternatives Nos. 1 and 2 on the Tenant Construction Plans. Any additional costs related to the Expansion Premises not depicted on the Tenant Construction Plans (e.g. wiring and cabling costs) shall be the responsibility of Tenant. As used in this Amendment the term "Construction Completion Date" shall mean and refer to the date upon which Landlord notifies Tenant that Landlord has substantially completed all of the tenant improvement work shown on the Tenant Construction Plans. The term "substantially completed" as utilized in this Amendment shall mean that the work to be performed by the Landlord in accordance with this Amendment shall have been substantially completed notwithstanding that insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the non-completion of which will not materially interfere with Tenant's use of the Expansion Premises.

     3. The term of the Lease shall be extended until July 30, 2012 (the "New Maturity Date").

     4. Until the occurrence of the Construction Completion Date Tenant shall pay Fixed Rent and all other charges due under the Lease as currently set forth therein. Effective as of the Construction Completion Date, Fixed Rent shall be payable as follows:

      Lease Period        Annual Fixed Rent   Monthly Fixed Rent
      ------------        -----------------   ------------------
Construction Completion
   Date to 6/30/07           $245,617.00          $20,468.08
7/1/07 - 6/30/08             $251,119.00          $20,926.58
7/1/08 - 6/30/09             $256,621.00          $21,385.08
7/1/09 - 6/30/10             $262,123.00          $21,843.58
7/1/10 - 6/30/11             $267,625.00          $22,302.08
7/1/11 - 7/30/12             $273,127.00          $22,760.58

     5. Effective as of the Construction Completion Date the term "Base Operating Costs" as utilized in the Lease as the same shall relate to the Expansion Premises shall mean the Annual Operating Costs incurred by Landlord during the calendar year 2006. The term "Base Operating Costs" as the same shall relate to the Existing Premises shall remain as specified in the Lease.

     6. The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease from and after the Effective Date shall be payable to Landlord at: NW5739, P.O. Box 1450, Minneapolis, MN 55485-5738, or to such other person and at such other place as Landlord may from time to time hereinafter designate in writing.

     7. Article 37 (Renewal Option) of the Lease is hereby null and void and of no further force and effect. Exhibit "H" of the Lease (Form of Subordination, Non-Disturbance and Attornment Agreement) is hereby replaced by Exhibit "C".

     8. The Landlord notice addresses specified in Article 20 of the Lease are hereby deleted and replaced by the following:

          If intended for Landlord:

          Chesterbrook Partners, LP
          955 Chesterbrook Boulevard
          Suite 120
          Chesterbrook, PA 19087-5615


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

          with a copy to:

          Chesterbrook Partners, LP
          One Pitcairn Plaza
          165 Township Line Road
          Jenkintown, PA 19046
          Attn: Director of Property Management

          with a copy to:

          Spector Gadon & Rosen, P.C.
          1635 Market Street
          7th Floor
          Philadelphia, PA 19103
          Attention: Richard L. Canel, Jr., Esquire

     9. Tenant represents and warrants to Landlord that it has not employed, dealt with or negotiated with any broker or agent other than CB Richard Ellis, Inc. in connection with this Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all demands, actions, loss, damage or liability, including, without limitation, reasonable attorneys' fees, to which Landlord may now or hereafter become subject by reason of any claim for commission, fee or other compensation to any other broker or agent.

     10. The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option for the leasing of the Expansion Premises nor confer any rights or impose any obligations upon either party until execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

     11. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in the Lease. This Amendment may be signed in counterparts.

     12. All of the terms, conditions, and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment.

     13. All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.

     14. The individual signing below on behalf of the Tenant represents that s/he has the authority and power to bind the Tenant.

     15. In the event any of the terms of this Amendment are inconsistent with the terms of the Lease, the terms of this Amendment shall take precedence.

     16. All exhibits referred to in this Amendment are attached thereto and incorporated herein by reference.

     17. Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified therein, shall remain in full force and effect unmodified.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease the date set forth above.

LANDLORD:                               TENANT:
CHESTERBROOK PARTNERS, LP               INTERNET CAPITAL GROUP OPERATIONS, INC.,
a Delaware limited partnership          a DELAWARE CORPORATION

By: Tredyffrin GP, LLC,
    a Delaware limited liability        By: /s/ R. Kirk Morgan
    company, its general partner            ------------------------------------
                                        Name: R. Kirk Morgan
                                        Title: CFO
By: /s/ Joseph S. Grubb, Jr.
    ---------------------------------
    Joseph S. Grubb, Jr.
    Vice President


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